UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2022

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 23, 2022, Kiora Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of Paul Chaney and Brian M. Strem, Ph.D. as Class I Directors, as nominated by the Company’s board of directors (the “Board”), for a three-year term, such term to continue until the annual meeting of stockholders in 2025 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the definitive proxy statement filed with respect to the Annual Meeting;

(iii) the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board (the “Reverse Stock Split”);

(iv) the approval of an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares authorized for issuance thereunder by 8,000,000 shares and to increase the maximum shares issuable under the evergreen provision of the Plan; and

(v) the approval of an adjournment of the Annual Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting.

The voting results are reported below.

Proposal 1 – Election of Directors

Paul Chaney and Brian M. Strem, Ph.D. were elected as Class I Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2025 and until such directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Chaney	13,955,847	342,185	8,645,439
Brian M. Strem, Ph.D.	13,962,058	335,974	8,645,439

Proposal 2 - Approval, on a Non-Binding Basis, of the Compensation of the Company’s Executive Officers

The compensation of the Company’s executive officers as disclosed in the Company’s definitive proxy statement filed with respect to the Annual Meeting was approved on a non-binding basis. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,841,237	422,598	34,197	8,645,439

Proposal 3 - Approval of an Amendment to the Company’s Restated Certificate of Incorporation to effect the Reverse Stock Split

The approval of an amendment to the Company’s Restated Certificate of Incorporation to effect the Reverse Stock Split at a ratio of not less than 1-for-2 and not greater than 1-for-40, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
21,371,699	1,470,540	101,232

Proposal 4 - Approval of an Amendment to the Company’s 2014 Equity Incentive Plan

The approval of an amendment to the Plan to increase the maximum number of shares authorized for issuance thereunder by 8,000,000 shares and to increase the maximum shares issuable under the evergreen provision of the Plan, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,846,967	1,385,134	65,931	8,645,439

Proposal 5 - Approval of the Adjournment of the Annual Meeting, if necessary, to Solicit Additional Proxies

The adjournment of the Annual Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting was approved, although no such adjournment was required as a result of Proposal Nos. 1 through 4 being approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
21,032,789	1,756,923	153,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: September 23, 2022